UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2018

MamaMancini’s Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54954	27-067116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2018, MamaMancini’s Holdings, Inc. (“MamaMancini’s” or the “Company”) announced that it has retained Akin Bay Company in partnership with Kernick Advisory Group (collectively, the “Consultants”) to investigate and advise the Company with respect to potential strategic options for the shareholders of MamaMancini’s. The Consultants are experienced independent investment bankers in the natural and organic foods industry. In connection with the engagement, the Consultants have and will continue to evaluate the Company’s market position and prospects and investigate if there are alternatives where shareholder value can be substantially enhanced. Potential options could include, but not be limited to, strategic acquisitions, a merger with, or purchase by a larger strategic food company or investors or recapitalization of the Company. There is no guarantee that any transaction will occur. Given the current strong U.S. economic environment, management and the Company’s Board of Directors believe that this is an appropriate time to undertake this analysis and that it is in the best interests of the Company’s shareholders. Company management intends to further comment on this process when appropriate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

By:	/s/ Carl Wolf
Name:	Carl Wolf
Title:	Chief Executive Officer

Dated:	September 17, 2018